UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VanEck ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)
666 Third Avenue, 9th Floor, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
VanEck Digital Assets Mining ETF	The NASDAQ Stock Market LLC	87-4049590

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1.    Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of the VanEck Digital Assets Mining ETF, an investment portfolio of VanEck ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 2,770 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on March 7, 2022, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Item 2.    Exhibits
1.    The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 2,756 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on December 10, 2021.

2.    The Trust’s Amended and Restated By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 2,756 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on December 10, 2021.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANECK ETF TRUST
Date: March 7, 2022	By: /s/ Matthew A. Babinsky Matthew A. Babinsky Assistant Vice President